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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, which is based in part on the report of other auditors, dated February 7, 2001 relating to the financial statements of Regeneron Pharmaceuticals, Inc., which appears in Regeneron Pharmaceuticals Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                           PRICEWATERHOUSECOOPERS LLP

New York, New York
January 22, 2002